Exhibit 99.B(h)(8)(iii)

AMENDED

CUSTODIAL UNDERTAKING IN CONNECTION

WITH MASTER REPURCHASE AGREEMENT

THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of November 3, 2003, is by and between each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A hereto (“Buyer”), Goldman, Sachs & Co. (“Seller”), and The Bank of New York (“Custodian”).

W I T N E S S E T H:

WHEREAS, Buyer, Seller and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of March 13, 2003 (the “Custodial Undertaking Agreement”); and

WHEREAS, Buyer, Seller and Custodian desire to amend the Custodial Undertaking Agreement to add the portfolio series or funds set forth on Exhibit I (the “Added Funds”), and further to change Schedule A and Schedule III to reflect the addition of such Added Funds, as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Custodian agree that the Custodial Undertaking Agreement is hereby amended as follows:

1.               Schedule A shall be replaced in its entirety with the attached Schedule A thereby adding the Added Funds.

2.               Schedule III shall be replaced in its entirety with the attached Schedule III thereby adding the account information relating to Added Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective November 3, 2003.

Buyer:	Each Investment Company and/or Portfolio Series or Fund of each Investment Company Identified on Schedule A

	By:	/s/ Robert S. Naka
Title: Robert S. Naka, Senior Vice President

Seller:	Goldman, Sachs & Co.

By: Andrew B. Foutiere

Title:

Custodian:	The Bank of New York

	By:	/s/ Henry J. Cugini

Title: Vice President

EXHIBIT I

ADDED FUNDS — NOVEMBER 3, 2003

ING SERIES FUND, INC.

ING International Growth Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP International Equity Portfolio

SCHEDULE A

LIST OF ALL FUNDS AS OF NOVEMBER 3, 2003

ING GET FUNDS	ING VP BALANCED PORTFOLIO, INC.
ING GET Fund — Series D
ING GET Fund — Series E	ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING GET Fund — Series G	ING VP Strategic Allocation Growth Portfolio
ING GET Fund — Series H	ING VP Strategic Allocation Balanced Portfolio
ING GET Fund — Series I	ING VP Strategic Allocation Income Portfolio
ING GET Fund — Series J
ING GET Fund — Series K	ING VP BOND PORTFOLIO
ING GET Fund — Series L
ING GET Fund — Series M	ING VP MONEY MARKET FUND
ING GET Fund — Series N	ING VP Money Market Portfolio
ING GET Fund — Series P
ING GET Fund — Series Q	ING VARIABLE FUNDS
ING GET Fund — Series R	ING VP Growth and Income Portfolio
ING GET Fund — Series S
ING GET Fund — Series T	ING VARIABLE PORTFOLIOS, INC.
ING GET Fund — Series U	ING VP Growth Portfolio
ING GET Fund — Series V	ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING SERIES FUND, INC.	ING VP Index Plus SmallCap Portfolio
Brokerage Cash Reserves	ING VP International Equity Portfolio
ING Aeltus Money Market Fund	ING VP Small Company Portfolio
ING Balanced Fund	ING VP Value Opportunity Portfolio
ING Bond Fund
ING Classic Principal Protection Fund I
ING Classic Principal Protection Fund II
ING Classic Principal Protection Fund III
ING Classic Principal Protection Fund IV
ING Government Fund
ING Growth and Income Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus Protection Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Value Opportunity Fund

SCHEDULE III

LIST OF ALL FUNDS’ ACCOUNT INFORMATON

Account Information for Delivery of Buyer’s Securities and Cash

ABA#:   021000018

GLA/111-567 (only for Tri Party Repo’s)

Bank/Custodian: The Bank of New York

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
Brokerage Cash Reserve	464062	901468-1989	033-001-025
ING Aeltus Money Market Fund	464064	901468-1997	033-001-025
ING Balanced Fund	464764	901468-1245	033-001-025
ING Bond Fund	464068	901468-1261	033-001-025
ING Classic Principal Protection Fund	464707	901468-2527	033-001-025
ING Classic Principal Protection Fund II	464708	901468-2535	033-001-025
ING Classic Principal Protection Fund III	464709	901468-2896	033-001-025
ING Classic Principal Protection Fund IV	464710	901468-2381	033-001-025
ING GET Fund Series D	464612	901468-1326	033-001-025
ING GET Fund Series E	464614	901468-1652	033-001-025
ING GET Fund Series G	464616	901468-1601	033-001-025
ING GET Fund Series H	464618	901468-1318	033-001-025
ING GET Fund Series I	464620	901468-1628	033-001-025
ING GET Fund Series J	464622	901468-1636	033-001-025
ING GET Fund Series K	464624	901468-1776	033-001-025
ING GET Fund Series L	464626	901468-1784	033-001-025
ING GET Fund Series M	464628	901468-1792	033-001-025
ING GET Fund Series N	464630	901468-1806	033-001-025
ING GET Fund Series P	464632	901468-2071	033-001-025
ING GET Fund Series Q	464634	901468-2098	033-001-025
ING GET Fund Series R	464636	901468-2101	033-001-025
ING GET Fund Series S	464638	901468-2128	033-001-025
ING GET Fund Series T	464640	901468-2136	033-001-025
ING GET Fund Series U	464642	901468-2144	033-001-025
ING GET Fund Series V	464644	901468-2152	033-001-025
ING Government Fund	464076	901468-1660	033-001-025
ING Growth and Income Fund	464723	901468-1164	033-001-025
ING Growth Fund	464762	901468-1172	033-001-025
ING Index Plus LargeCap Fund	464726	901468-1369	033-001-025
ING Index Plus MidCap Fund	464727	901468-1202	033-001-025
ING Index Plus Protection Fund	464712	901468-1814	033-001-025
ING Index Plus SmallCap Fund	464725	901468-1210	033-001-025
ING International Growth Fund	464204	901468-1946	033-001-025
ING Small Company Fund	464729	901468-1148	033-001-025
ING Strategic Allocation Balanced Fund	464719	901468-1970	033-001-025
ING Strategic Allocation Growth Fund	464720	901468-1954	033-001-025
ING Strategic Allocation Income Fund	464722	901468-1962	033-001-025

ACCOUNT NAME	ACCOUNT NUMBER	CID	ORG-CODE
ING Value Opportunity Fund	464730	901468-1199	033-001-025
ING VP Balanced Portfolio, Inc.	464428	901468-2055	033-001-025
ING VP Bond Portfolio	464400	901468-1113	033-001-025
ING VP Growth and Income Portfolio	464402	901468-1105	033-001-025
ING VP Growth Portfolio	464404	901468-1059	033-001-025
ING VP Index Plus LargeCap Portfolio	464406	901468-1377	033-001-025
ING VP Index Plus MidCap Portfolio	464408	901468-1067	033-001-025
ING VP Index Plus SmallCap Portfolio	464410	901468-1075	033-001-025
ING VP International Equity Portfolio	464460	901468-2004	033-001-025
ING VP Money Market Portfolio	464412	901468-2063	033-001-025
ING VP Small Company Portfolio	464414	901468-2012	033-001-025
ING VP Strategic Allocation Balanced Portfolio	464416	901468-2039	033-001-025
ING VP Strategic Allocation Growth Portfolio	464418	901468-2020	033-001-025
ING VP Strategic Allocation Income Portfolio	464420	901468-2047	033-001-025
ING VP Value Opportunity Portfolio	464424	901468-1083	033-001-025